As filed with the Securities and Exchange Commission on July 20, 2000

                                                    Registration No. 333-86019-2
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*
                         ------------------------------

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                New York                                    13-4924710
      (State or Other Jurisdiction                       (I.R.S. Employer
      of Incorporation or Organization)                 Identification No.)



        32 Avenue of the Americas
           New York, New York                               10013-2412
          (Address of Principal                             (Zip Code)
           Executive Offices)

                       MediaOne Group 401(K) Savings Plan
                            (Full titles of the plan)
                         ------------------------------

                             MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT - LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                             BASKING RIDGE, NJ 07920
                     (Name and Address of Agent for Service)

                                 (908) 221-2000
          (Telephone number, including area code, of agent for service)
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                           Proposed     Proposed
                                            Maximum      Maximum     Amount of
 Title of Each Class of    Amount to be    Offering     Aggregate   Registration
      Securities           Registered(1)   Price Per    Offering        Fee
   to be Registered                          Share       Price
--------------------------------------------------------------------------------

Common Stock,            1,000,000 shares     N/A          N/A           (2)
par value
$1.00 per share
*     Filed as a Post-Effective Amendment on Form S-8 to such Registration
      Statement.

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan (the "Plan") listed above. In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement shall be deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4 of AT&T (File No. 333-86019) on August 27, 1999 (the "S-4").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   Plan Information.*

ITEM 2.   Registrant Information and Employee Plan Annual Information.*

      * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement (the "Plans") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectus or prospectuses supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed by AT&T with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

(a)   AT&T's Annual Report on Form 10-K for the fiscal year ended December 31,
      1999;

(b) AT&T's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000; and

(c) AT&T's Current Reports on Form 8-K dated January 6, 2000, January 14, 2000, March 13, 2000, March 17, 2000, April 4, 2000, April 24, 2000,
      May 5, 2000 and June 15, 2000.

      All documents subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Previously filed.  (See Item 20 of the S-4).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   EXHIBITS.

      See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

      A.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such in-demnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of July, 2000.

                                    AT&T CORP.


                                    By:  /s/ Marilyn J. Wasser
                                       ---------------------------------------
                                        Name:  Marilyn J. Wasser
                                        Title: Vice President - Law and
                                               Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                CAPACITY
               ---------                                --------

      PRINCIPAL EXECUTIVE OFFICER:
      ----------------------------
C. Michael Armstrong*                    Chairman and Chief Executive Officer

      PRINCIPAL FINANCIAL OFFICER:
      ----------------------------
Charles H. Noski*                        Senior Executive Vice President and
                                         Chief Financial Officer

      PRINCIPAL ACCOUNTING OFFICER:
      -----------------------------
Nicholas S. Cyprus*                      Controller and Chief Accounting Officer


        DIRECTORS
        ---------
C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M. C. Fisher*
Donald V. Fites*
Amos B. Hostetter, Jr.*
Ralph S. Larsen*
John C. Malone*
Donald F. McHenry*
Louis A. Simpson
Michael I. Sovern*
Sanford I. Weill*
John D. Zeglis*


 * By:  /s/ Marilyn J. Wasser
      --------------------------
      Marilyn J. Wasser
      (Attorney-In-Fact)

July 20, 2000

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            EXHIBIT DESCRIPTION

23.1                   Consent of PricewaterhouseCoopers LLP

23.2                   Consent of PricewaterhouseCoopers LLP

23.3                   Consent of Arthur Andersen LLP

23.4                   Consent of KPMG LLP

24.1 Powers of Attorney (previously filed as Exhibit 24.01 to the S-4).